Exhibit 10.31

                                     RELEASE

      This Release is made this 14th day of December, 2005 by and between C&D Technologies, Inc. ("Employer") and Stephen E. Markert, Jr. ("Employee").

                                    Recitals:

      WHEREAS,   the  parties  are  parties  to  an  Employment  Agreement  (the
"Employment Agreement") dated March 31, 2000, as amended April 6, 2000, pursuant to which Employee was employed by Employer; and

      WHEREAS, the Employment Agreement has terminated and the parties entered into certain arrangements as described in a Letter Agreement dated August 15, 2005 (the "Letter Agreement"); and

      WHEREAS, Employee's execution and delivery of this Release is a condition to the Employer's obligations to pay certain compensation and benefits to Employee under the Employment Agreement and the Letter Agreement.

      NOW THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual promises and undertakings set forth herein, do hereby agree as follows:

      1. As of December 14, 2005, Employee's employment with Employer shall terminate (the "Termination Date"), and Employee shall have no further job responsibilities to perform for Employer; provided, however, that Employee shall cooperate with Employer in transitioning Employee's job responsibilities as Employer shall reasonably request, provided that Employee shall be entitled to receive reasonable compensation for any services rendered after such date and shall not be obligated to take any action that would interfere with any subsequent employment of Employee or otherwise result in economic hardship to Employee.

      2. Following the Termination Date, Employer shall pay to the Employee those amounts payable pursuant to the terms of the Employment Agreement upon involuntary termination of Employee's employment, without cause, less applicable deductions; provided however, the first payment shall not be due and payable until the first regular C&D pay day following the execution by Employee, delivery to Employer and non-revocation of this Release by Employee. After the execution by Employee, delivery to Employer and non-revocation of this Release, Employer will additionally pay Employee for fourteen (14) vacation days, the sum of $100,000, net of standard deductions, in accordance with the notice letter dated August 15, 2005, and reimburse Employee for up to $10,000 in pre-approved outplacement services incurred within twelve (12) months from the Termination Date. The timing for payments to Employee shall be made in the manner elected by Employee, in writing, in response to the letter dated August 15, 2005 concerning the application of the provisions of the American Jobs Creation Act to the payments described in this paragraph.

      3. For and in consideration of the monies and benefits paid to Employee by Employer, as more fully described in Section 2 above, and for other good and valuable consideration, Employee hereby waives, releases and forever discharges Employer, its assigns, predecessors, successors, and affiliated entities, and its current or former stockholders, officers, directors, administrators, agents, servants and employees, individually and as representatives of the corporate entity (hereinafter collectively referred to as "Releasees"), from any and all claims, suits, debts, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, bonuses, controversies, agreements, promises, charges, complaints, damages, sums of money, interest, attorney's fees and costs, or causes of action of any kind or nature whatsoever whether in law or equity, including, but not limited to, all claims arising out of his employment or termination of employment with Employer, such as all claims for wrongful discharge, breach of contract, either express or implied, interference with contract, emotional distress, fraud, misrepresentation, defamation, claims arising under the Civil Rights Acts of 1964 and 1991 as amended, the Americans With Disabilities Act, the Age Discrimination in Employment Act (ADEA), the
National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (ERISA), the Family and Medical Leave
Act, the Pennsylvania Human Relations Act, the Pennsylvania Wage Payment & Collection Law, the Pennsylvania Minimum Wage Act of 1968, the Pennsylvania Equal Pay Law, and any and all other claims arising under federal, state or local law, rule, regulation, constitution, ordinance or public policy whether known or unknown, arising up to and including the date of execution of this Release; provided, however that the parties do not release each other from any claim of breach of the terms of this Release. This release of rights does not extend to claims that may arise after the date of this Release. Employee agrees that Employee will not initiate any charge or complaint or institute any claim or lawsuit against Releasees or any of them based on any fact or circumstance occurring up to and including the date of the execution by Employee of this Release.

      4. Employee agrees that the payments made and other consideration received pursuant to this Release are not to be construed as an admission of legal liability by Releasees or any of them and that no person or entity shall utilize this Release or the consideration received pursuant to this Release as evidence of any admission of liability since Releasees expressly deny liability.

      5. Employee affirms that the only consideration for the signing of this Release are the terms stated herein and in the Employment Agreement and that no other promise or agreement of any kind has been made to Employee by any person or entity whatsoever to cause Employee to sign this Release.

      6. Employee and Employer affirm that the restrictive covenants set forth in Sections 6, 7 and 17 of the Employment Agreement survive pursuant to Section 18 thereof, and the Employment Agreement, the Letter Agreement, this Release set forth the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior or contemporaneous agreements or understandings between the parties with respect to the subject matter contained herein. Further, there are no representations, arrangements or understandings, either oral or written, between the parties, which are not fully expressed herein. Finally, no alteration or other modification of this Release shall be effective unless made in writing and signed by both parties.

      7. Employee acknowledges that Employee has been given a period of at least 21 days within which to consider this Release.

      8. Following the execution of this Release, the Employee has a period of 7 days from the date of execution to revoke this Release, and this Release shall not become effective or enforceable until the revocation period has expired.

      9. Employee certifies that Employee has returned to Employer all keys, identification cards, credit cards, computer and telephone equipment and other property or information of Employer in Employee's possession, custody, or control including, but not limited to, any information contained in any computer files maintained by Employee during Employee's employment with Employer ("Computer Files"); provided, however, that Employee may retain permanent possession of Employer's laptop computer with all of the Computer Files deleted and Employer's Blackberry previously used by Employee. Employee shell not keep and will return to Employer the originals or copies of any documents, files, or other property of Employer which Employee obtained or received during Employee's employment with Employer.

      10. Employee acknowledges that Employer advised Employee to consult with an attorney prior to executing this Release.

      11. Employee affirms that Employee has carefully read this Release, that Employee fully understands the meaning and intent of this document, that Employee has signed this Release voluntarily and knowingly, and that Employee intends to be bound by the promises contained in this Release for the aforesaid consideration.

      IN WITNESS WHEREOF, Employee and the authorized representative of Employer have executed this Release on the dates indicated below:

                                        C&D TECHNOLOGIES, INC.


Dated: 12/15/05                            By: /s/ Jeffrey A. Graves
----------------                              ----------------------------------
                                                      Jeffrey A. Graves
                                           President and Chief Executive Officer

Dated: 12/14/05                               /s/ Stephen E. Markert, Jr.
----------------                              ----------------------------------
                                                      Stephen E. Markert, Jr.

                                   ENDORSEMENT

      I, Stephen E. Markert, Jr., hereby acknowledge that I was given 21 days to consider the foregoing Release and voluntarily chose to sign the Release prior to the expiration of the 21-day period.

      I declare under penalty of perjury under the laws of the Commonwealth of Pennsylvania that the foregoing is true and correct.

      EXECUTED this 14th day of December, 2005, at Blue Bell, Pennsylvania.


                                               /s/ Stephen E. Markert, Jr.
                                               ---------------------------
                                                  Stephen E. Markert, Jr.